UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2010

Commission file number 0-10035

LESCARDEN INC.
(Exact name of registrant as specified in its charter)

New York	13-2538207
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

420 Lexington Avenue, New York, NY 10170
(Address of principle executive offices)    (Zip Code)

Issuer's telephone number (212) 687-1050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant

On December 13, 2010, Lescarden Inc. (the “Company”) dismissed McGladrey & Pullen LLP (“McGladrey”) as the Company’s independent registered public accounting firm.  The Company, also on December 13, 2010, engaged Meyler & Company LLP (“Meyler”) as the Company’s new independent registered public accounting firm.  The decision to dismiss McGladrey and engage Meyler was made at the direction of the Company’s board of directors.

The reports of McGladrey on the financial statements of the Company for the fiscal years ended May 31, 2010 and 2009 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles.

The reports of McGladrey for the fiscal years ended May 31, 2010 and 2009 did contain an explanatory paragraph indicating that substantial doubt exists about the Company’s ability to continue as a going concern due to recurring losses from operations, and stockholders’ deficiency and working capital deficiency.

During the Company’s fiscal years ended May 31, 2010 and 2009, and through December 13, 2010, the Company did not have any disagreement with McGladrey on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of McGladrey, would have caused it to make reference to the matter in connection with its report on the Company’s financial statements for the relevant year.

During the Company’s fiscal years ended May 31, 2010 and 2009 and through December 13, 2010, no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K have occurred.

A copy of McGladrey’s letter to the Securities and Exchange Commission dated December 15, 2010 stating whether it agrees with the foregoing statements is filed as Exhibit 16.1 to this Form 8-K.

During the Company’s fiscal years ended May 31, 2010 and 2009 and through December 13, 2010, neither the Company nor anyone acting on its behalf consulted with Meyler regarding any of the matters specified in Item 304(a)(2) of Regulation S-K.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits:

16.1           Letter from McGladrey & Pullen LLP to the Securities and Exchange Commission

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LESCARDEN INC.

	By:	/s/ William E. Luther
William E. Luther
Chief Executive and Chief Financial Officer
Date: December 15, 2010